                                                                    EXHIBIT 10.1

                          AMENDMENT NO. 2 TO AGREEMENT

     This Amendment No. 2 to Agreement (this "Amendment") dated as of June 25, 2001 (this "Amendment"), is made and entered into by and between Amazon.com Commerce Services, Inc. ("ACI"), an indirect wholly owned subsidiary of Amazon.com, Inc. ("Amazon.com") and drugstore.com, Inc. ("drugstore.com") with respect to that certain Agreement between the Parties dated as of January 24, 2000 (as amended by that certain "Side Letter Agreement" dated as of January 24, 2000, and that certain "Amendment No. 1 to Agreement" dated as of July 29, 2000) (the "Agreement"). All capitalized terms used in this Amendment and not otherwise defined shall have the meaning attributed to them in the Agreement. References to section numbers below are references to sections of the Agreement.

     ACI and drugstore.com agree as follows:

     1. A new definition of "Additional Features Launch Date" is hereby added to Section 1 of the Agreement, reading as follows:

     "Additional Features Launch Date" means the date upon which ACI commences providing the Additional Features pursuant to Section 2.2.

     2. A new definition of "Affinities Data" is hereby added to Section 1 of the Agreement, reading as follows:

     "Affinities Data" means, with respect to any Specified Product, data correlating: (a) page views for the product detail page for, or purchases of, that Specified Product through the Amazon.com Health and Beauty Section; with
(b) page views of product detail pages for, or purchases of, other Specified Products through the Amazon.com Health and Beauty Section during the same user session.

     3. A new definition of "drugstore.com Data" is hereby added to Section 1 of the Agreement, reading as follows:

     "drugstore.com Data" means, with respect to the drugstore.com Site and the Amazon.com Health and Beauty Section, the following data: (a) product data for each Drugstore Product and Beauty Product offered through the drugstore.com Site or the Amazon.com Health and Beauty Section (including product images, inventory information (e.g., as to number in-stock), specifications, and category browse information); (b) current clickstream data (e.g., logs of page views) and purchase data other than for prescription drugs, for each user who accesses the Amazon.com Health and Beauty Section via a link from the Amazon.com Site.

     4. The definition of "Qualifying New Customer" in Section 1 of the Agreement is hereby deleted in its entirety.

     5. A new definition of "Quarter" is hereby added to Section 1 of the Agreement, reading as follows:

     "Quarter" means any calendar quarter during the Term.

     6. The definition of "Shared Cart Functionality" in Section 1 of the Agreement is hereby deleted in its entirety.

     7. The definition of "Shared Checkout Functionality" in Section 1 of the Agreement is hereby deleted in its entirety.

     8.   The definition of "Specified Amazon.com Site Functionalities" in
Section 1 of the Agreement is hereby deleted in its entirety.

     9. A new definition of "Specified Product" is hereby added to Section 1 of the Agreement, reading as follows:

     "Specified Product" means a Drugstore Product or Beauty Product for which drugstore.com has provided drugstore.com Data to ACI pursuant to Section 2.2.1.

     10. The definition of "Year" in Section 1 of the Agreement is hereby deleted in its entirety:

     11. A new definition of "Year 1" is hereby added to Section 1 of the Agreement, reading as follows:

          ""Year 1" means the period from the Effective Date until April 14, 2001.

     12. A new definition of "Year 2" is hereby added to Section 1 of the Agreement, reading as follows:

          ""Year 2" means the period from the end of Year 1 until June 25, 2002."

     13. Section 2.1 of the Agreement is hereby amended in its entirety to read as follows:

     "2.1 Transition Page(s). ACI will create and, following the Launch Date, maintain on the Amazon.com Site during the Term the Amazon.com Health and Beauty Section, the home page of which shall be a Transition Page, and the remaining pages of which shall have substantially the coloring, graphics, fonts, logos and "look and feel" of the drugstore.com Site. The format and functionality of the Transition Page will be generally consistent with the Home Page of the drugstore.com Site. All links, including a tab as used on the Amazon.com Site as of the date hereof, and other navigation functions for the Amazon.com Health and Beauty Section on the Amazon.com Home Page will link directly to a Transition Page or another applicable page of the drugstore.com Site as presented in the Amazon.com Health and Beauty Section. The Transition Page will contain hypertext links that will allow users to navigate directly to pages on the drugstore.com Site. The Parties will work together to determine the specific editorial and creative content, personalization, placement, promotions, messaging, and category names of the Transition Page, ensuring consistency with the drugstore.com Site, including editorial and creative content, personalization, placement, promotions, messaging, and category names, pursuant to the implementation procedures set forth in Section 4. Subject to the foregoing, other than with respect to the Transition Page, ACI will determine the content, appearance, functionality and all other aspects of the Amazon.com Site (including the Amazon.com Site Home Page) in its sole discretion."

     14. Section 2.2 of the Agreement is hereby amended in its entirety to read as follows:

     "2.2  Additional Features

          2.2.1 drugstore.com Data. drugstore.com will commence delivery of drugstore.com Data to ACI by no later than July 15, 2001. drugstore.com shall deliver drugstore.com Data via a real-time (or near-real-time) data feed. Prior to delivery of any drugstore.com Data to ACI, drugstore.com shall make any necessary modifications to user privacy policies on the drugstore.com Site or the Amazon.com Health and Beauty Section, to permit drugstore.com to properly and lawfully deliver the drugstore.com Data as called for by this Agreement, and provide a reasonable means for affected drugstore.com users (i.e., both customers and unrecognized users) to opt-out of such disclosure of drugstore.com Data if they choose to do so. Delivery of drugstore.com Data will at all times comply with user privacy policies on the drugstore.com Site. drugstore.com acknowledges that, in order to permit the delivery of the Additional Features, the drugstore.com Data provided to ACI will be integrated into ACI's and its Affiliates' databases and systems, and therefore, that ACI and its Affiliates shall be entitled following such delivery to use such drugstore.com Data in the same manner in which ACI and its Affiliates use similar data relating to the Amazon.com Site and users of the Amazon.com Site; provided, however, that ACI, Amazon.com and their Affiliates will not use any drugstore.com Data specifically to target communications to drugstore.com customers (provided further that, for the avoidance of doubt, that nothing in the foregoing shall prohibit ACI, Amazon.com and their Affiliates from sending communications to persons for whom information exists in their databases generally, or segments of persons for whom information exists in their databases, so long as drugstore.com customers are not specifically targeted for such communications).

          2.2.2 Launch. ACI will use commercially reasonable efforts to commence providing the promotions and features described below in this Section
2.2 (the "Additional Features") on or before September 15, 2001, and in any event, ACI will commence providing the Additional Features by no later than October 31, 2001; provided, that drugstore.com acknowledges that ACI's ability to provide the Additional Features is dependent on drugstore.com providing reasonable cooperation to ACI in connection therewith, and providing adequate drugstore.com Data and performing its other obligations under this Section 2.2 in a timely fashion, and that ACI shall have no liability for any error or delay in providing the Additional Features caused by drugstore.com's failure to do so. Without limiting the generality of the foregoing, drugstore.com acknowledges that, in order to track browsing behavior on an individual basis, the Additional Features require drugstore.com Data that permits ACI to uniquely identify users of the Amazon.com Health and Beauty Section and drugstore.com Site (e.g., session ID's), and therefore that ACI will have no liability for any degraded performance of, or inability to implement, any Additional Features to the extent caused by drugstore.com's failure to provide such drugstore.com Data. Following the Additional Features Launch Date, ACI will continue to provide the Additional Features throughout the remainder of the Term, subject to the terms and conditions of this Agreement.

          2.2.3 Additional Features. Using the drugstore.com Data, ACI will assign unique "ASIN" identification numbers for each Drugstore Product and Beauty Product offered through the Amazon.com Health and Beauty Section in a manner consistent with those assigned to products sold and fulfilled by ACI or its Affiliates. ACI will include Drugstore Products and Beauty Products for which an ASIN is assigned in the following Amazon.com Site Functionalities, using substantially the same algorithms and standards as are applied to other products for which ASIN's are assigned by ACI and its Affiliates (including product suitability standards and automated filtering techniques used to screen potentially sensitive or controversial products from inclusion in particular areas or communications):

          (a) Product detail pages on the ACI Site that are linked to from search results or recommendations on the ACI Site outside the Amazon.com Health and Beauty Section (drugstore.com acknowledging, however, that ACI will not create separate browse trees or categories for Drugstore Products and Beauty Products on the ACI Site beyond those provided by drugstore.com in the Amazon.com Health and Beauty Section, and therefore that such product detail pages shall not be accessible via the general browse structure of the ACI Site);

          (b) Automated "Your Recommendations" (for recognized users) and "Quick Picks" (for unrecognized users) features of the Home Page of the Amazon.com Site;

          (c) Automated "Featured Items" and "Visit the [x] Store" endcap advertisements in the left-hand column of product detail pages for the ACI Site.

          (d) Automated product similarities features on Drugstore Product and Beauty Product product detail pages of the ACI Site (e.g., "Customers who bought 'x' also bought 'y').

          (e) Automated personalized recommendation e-mails based upon product similarities and prior purchases delivered to users who have opted-in or not opted-out (as the case may be for the particular type of e-mail) to receive such e-mails.

     In addition, Drugstore Products and Beauty Products for which ASINs are assigned will be available to be included in "Listmania" lists and wish lists (provided, that users who wish to purchase Drugstore Products and Beauty Products listed on wish lists will be linked to the applicable product detail page on the ACI Site to view the details of product, and be required to purchase the applicable product through the ordinary checkout process of the Amazon.com Health and Beauty Section as provided by drugstore.com).

          2.2.4 Affinities Data. Upon drugstore.com's request, and provided drugstore.com supplies any necessary drugstore.com Data in a timely fashion, ACI will provide to drugstore.com Affinities Data for any Specified Product whose drugstore.com Site product detail page is viewed through the Amazon.com Health and Beauty Section via a real-time (or near-real-time) data feed. In addition, if drugstore.com requests that ACI provide Affinities Data for Specified Products other than in connection with page views of the applicable drugstore.com Site product detail page (e.g., Affinities Data relating to Specified Products generally, or to specific subsets of all Specified Products), provided drugstore.com supplies any necessary drugstore.com Data in a timely fashion, ACI will provide such Affinities Data as promptly as reasonably possible via a flat file or another non-real-time means of delivery. For the avoidance of doubt, any Affinities Data provided pursuant to this Section 2.2.4 shall be delivered in aggregate (i.e., non-personally identifying) format and drugstore.com shall be entitled to retain and use any such Affinities Data following termination of this Agreement.

          2.2.5 Fulfillment. Customers who purchase products through the Amazon.com Health and Beauty Section are customers of ACI, Amazon.com and drugstore.com. drugstore.com will be solely responsible for all order fulfillment and customer service for orders of products purchased from drugstore.com through the Amazon.com Health and Beauty Section, The Parties will agree upon a means, that complies with all applicable laws, regulations and orders of any governmental authority of competent jurisdiction, whereby drugstore.com will be provided with or otherwise enabled to receive all order-related and customer-related data necessary for drugstore.com to fulfill its order fulfillment and customer service responsibilities as well as to recognize and transact with an Amazon.com Heath and Beauty Section customer as a repeat customer on the drugstore.com Site. Such information may include products ordered, name, address, email address and credit card information of the purchaser and other necessary information. drugstore.com shall be free to use such data and communicate with such customers as it uses such data for, and as it communicates with, its other customers, subject to Section 2.7. All revenues from sales of products or services in the Amazon.com Health and Beauty Section, other than cross-promoted products from other Amazon.com Product Sections, shall be drugstore.com revenues and Amazon.com and ACI shall have no right to any revenue share or other fees, except as set forth in Section 5.3. The Parties shall implement the Additional Features in a manner that does not subject ACI, Amazon.com and their Affiliates to federal, state or local regulations involving pharmacists, over the counter drugs or homeopathic drugs and does not subject drugstore.com to any additional regulation of such kind, and further does not create any jurisdiction or authority for any governmental authority to impose material additional obligations to collect sales tax, use tax or similar tax in connection with any sales of products by ACI, Amazon.com, drugstore.com or their Affiliates."

     15. Section 2.3 of the Agreement is hereby amended in its entirety to read as follows:

     "2.3 Redesign of Amazon.com Site. Without limiting the generality of the foregoing, nothing in this Agreement shall limit the ability of Amazon.com, ACI or their Affiliates to re-design or modify the appearance and functionality of the Amazon.com Site Home Page or Amazon.com Site from time to time, in their sole discretion; provided, that in the event that Amazon.com, ACI or their Affiliates re-design any of the Additional Features, or replaces the Additional Features with new features, the Specified Products will continue to be included in such re-designed or new features."

     16. Section 2.4 of the Agreement is hereby amended in its entirety to read as follows:

     "2.4 Certain drugstore.com Obligations. During the Term, drugstore.com will (a) ensure that every page of the drugstore.com Site displayed to any user who links to the drugstore.com Site from the Amazon.com Site displays prominent, above-the-fold, graphical hypertext links to be designed by ACI in consultation with drugstore.com, which, when clicked, return the user to the Amazon.com Site,
(b) ensure that substantially all products available through the drugstore.com Site are available through the Amazon.com Health and Beauty Section, (c) ensure that prices of products offered through the Amazon.com Health and Beauty Section are equal to or lower than the prices for the same products on the drugstore.com Site, and (d) ensure that promotions related to products offered through the Amazon.com Health and Beauty Section (including, without limitation, discounts, free products with a purchase and "points"), are equal or superior to any such promotions generally offered by drugstore.com on the drugstore.com Site to the extent technically and commercially feasible. Notwithstanding the Additional Features, drugstore.com will be solely responsible for all order fulfillment and customer service for orders of products from drugstore.com through the Amazon.com Health and Beauty Section."

     17. Section 3.2.1 of the Agreement is hereby amended in its entirety to read as follows:

          "3.2.1 Amazon.com Customer Base. During the Term, ACI will promote the Amazon.com Health and Beauty Section to the Amazon.com customer base as provided in Exhibit D hereto. The e-mail and product shipment insert promotions ("Targeted Promotions") called for by Exhibit D will include an incentive offer, the specific nature of which shall be agreed upon by the Parties, but the final determination of which shall rest with drugstore.com (subject to ACI's approval, which shall not be unreasonably withheld or delayed) so long as the promotion is reasonably attractive to an ACI customer. The Parties will agree upon which Party designs and produces any such Targeted Promotions, which agreement will not be unreasonably withheld or delayed, provided that such design in any event will be subject to the reasonable prior approval of each Party. In the case of drugstore.com's design and production, drugstore.com shall be responsible for all design and production costs associated with the Targeted Promotions and all redeemed incentive offers, and for delivery of the Targeted Promotions to ACI for delivery to ACI's customers; and, in the case of ACI's design and production, drugstore.com shall reimburse ACI for its reasonable actual design and production costs associated with the Targeted Promotions and all redeemed incentive offers; provided that ACI shall not charge drugstore.com for any internal costs associated with segregating and delivering such Targeted Promotions. ACI will invoice drugstore.com on a monthly basis for the costs incurred by ACI, and drugstore.com will pay ACI the invoiced sums within thirty
(30) days after receipt of the applicable invoice."

     18.  Section 3.2.2 of the Agreement is hereby deleted in its entirety.

     19.  Section 3.2.3 of the Agreement is hereby deleted in its entirety.

     20. Section 5.3 of the Agreement is hereby amended in its entirety to read as follows:

     "5.3 Annual Fees and New Customer Bounties; Payments Processing Fees; New Customer Threshold.

          5.3.1 During the Term, drugstore.com will pay ACI annual fees in the amounts set forth below ("Annual Fees"):

          Year 1:   $27,000,000.00

          Year 2:   $9,000,000.00

     drugstore.com will pay the Annual Fee set forth above for Year 2 as follows: (a) one million five hundred thousand dollars ($1,500,000) on or before June 30, 2001; (b) four million five hundred thousand dollars ($4,500,000) on or before the Additional Features Launch Date (unless the Additional Features Launch Date is delayed by reason of drugstore.com's failure to provide reasonable cooperation to ACI in connection with the implementation of the Additional Features or failure to provide adequate drugstore.com Data or perform any other obligations under Section 2.2 in a timely fashion, in which event such payment shall be made on or before September 15, 2001); (c) one million five hundred thousand dollars ($1,500,000) on or before November 1, 2001; and (d) one million five hundred thousand dollars ($1,500,000) on or before April 1, 2002.

          5.3.2 In addition to the Annual Fees, drugstore.com will pay ACI a bounty for each New Customer delivered after the second Quarter of 2001 (each such bounty, a "New Customer Bounty") as follows:

               (a) a New Customer Bounty of forty dollars ($40.00) for each New Customer delivered in the third Quarter of 2001 in excess of thirty thousand (30,000) Qualifying New Customers (i.e., the 30,001st New Customer and above);

               (b) a New Customer Bounty of forty dollars ($40.00) for each New Customer delivered in the fourth Quarter of 2001 in excess of seventy thousand (70,000) New Customers (i.e., the 70,001st New Customer and above);

               (c) a New Customer Bounty of thirty dollars ($30.00) for each New Customer delivered in the first Quarter of 2002 in excess of forty thousand (40,000) New Customers (i.e., the 40,001st New Customer and above).

               (d) a New Customer Bounty of thirty dollars ($30.00) for each New Customer delivered in the second Quarter of 2002 in excess of forty thousand (40,000) New Customers (i.e., the 40,001st New Customer and above);

     New Customer Bounties shall be paid in arrears on a Quarterly basis, as follows: within thirty (30) days after the end of each Quarter after the second Quarter of 2001, drugstore.com shall remit to ACI the aggregate New Customer Bounties (if any) payable for New Customers delivered in the preceding Quarter, together with a report specifying in reasonable detail the number of New Customers delivered during the preceding Quarter and in the aggregate during the Year and drugstore.com's calculation of the New Customers delivered for the preceding Quarter.

     21. Section 5.4 of the Agreement is hereby amended in its entirety to read as follows:

          "5.4  Prepayment.  This section intentionally left blank."

     22. Section 10.1 of the Agreement is hereby amended in its entirety to read as follows:

          "10.1 Term. The Term of this Agreement will commence on the date of the Closing, and unless earlier terminated as provided elsewhere in this Agreement, will end automatically as of June 30, 2002."

     23. Section 10.3 of the Agreement is hereby amended in its entirety to read as follows:

          "10.3 ACI Termination. In the event that: (a) drugstore.com at any time engages in any criminal conduct, fraud or other behavior that ACI reasonably determines is harming or is likely to materially harm the goodwill or reputation of ACI, Amazon.com or the Amazon.com Site; (b) drugstore.com has consistently failed to abide by ACI's reasonable requests with respect to the establishment of technical and customer service requirements and ACI reasonably determines such failure is causing material harm to Amazon.com and its customers; or (c) drugstore.com becomes insolvent, admits in writing its inability to pay debts as they mature, institutes or has instituted against it any bankruptcy, reorganization, debt arrangement, assignment for the benefit of creditors, or other proceeding under any bankruptcy or insolvency law or dissolution, receivership, or liquidation proceeding (and, if such proceeding is instituted against it, such proceeding is not dismissed within sixty (60)
     days), the same shall be deemed a material breach of this Agreement pursuant to Section 10.2, but which is not susceptible to cure, and ACI shall be entitled to terminate this Agreement upon written notice to drugstore.com."

     24. Section 10.4 of the Agreement is hereby amended to read in its entirety as follows:

          "10.4 drugstore.com Termination. In the event that: (a) ACI or Amazon.com at any time engages in any criminal conduct, fraud or other behavior that drugstore.com reasonably determines is harming or is likely to materially harm the goodwill or reputation of drugstore.com or the drugstore.com Site; (b) Amazon.com or ACI has consistently failed to abide by drugstore.com's reasonable requests with respect to the establishment of the same technical and customer service requirements Amazon.com requires of drugstore.com and drugstore.com reasonably determines that such failure is causing material harm to drugstore.com and its customers, or (c) Amazon.com becomes insolvent, admits in writing its inability to pay debts as they mature, institutes or has instituted against it any bankruptcy, reorganization, debt arrangement, assignment for the benefit of creditors, or other proceeding under any bankruptcy or insolvency law or dissolution, receivership, or liquidation proceeding (and, if such proceeding is instituted against it, such proceeding is not dismissed within sixty (60)
     days), the same shall be deemed a material breach of this Agreement pursuant to Section 10.2, but which is not susceptible to cure, and drugstore.com shall be entitled to terminate this Agreement upon written notice to ACI."

     25. Section 10.5.1 of the Agreement is hereby amended in its entirety to read as follows:

          "10.5.1 General. Upon termination of this Agreement, each Party in receipt, possession or control of the other Party's intellectual or proprietary property, information and materials (including any Confidential Information) pursuant to this Agreement must return to the other Party (or at the other Party's written request, destroy) such property, information and materials. Sections 5 through 8, 10 and 11 (together with all other provisions that reasonably may be interpreted as surviving termination or expiration of this Agreement) will survive the termination or expiration of this Agreement."

     26. The first and second sentences of Section 10.5.2 of the Agreement are hereby amended in their entirety to read as follows:

          "Upon termination by ACI for drugstore.com's breach pursuant to
     Section 10.2, drugstore.com will immediately pay ACI, as liquidated damages, and not as a penalty, the greater of: (i) two million five hundred thousand dollars ($2,500,000); or (ii) the amount of the Annual Fee for Year 2 as defined in Section 5.3.1 remaining unpaid as of the date of such
     termination.   Upon termination by drugstore.com for ACI's breach pursuant to Section 10.2, ACI will immediately pay drugstore.com, as liquidated damages, and not as a penalty, the greater of: (i) two million five hundred thousand dollars ($2,500,000); or (ii) the amount of the Annual Fee for Year 2 as defined in Section 5.3.1 remaining unpaid as of the date of such termination."

     27. Exhibit D to this Amendment is hereby appended to the Agreement as Exhibit D thereto.

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

     28. Each Party (on behalf of itself, its predecessor(s), its successor(s), its Affiliates and all persons claiming by, through or under any of them) irrevocably and unconditionally waives and agrees not to assert any known claims, demands or causes of action of any type, that it may now hold or may previously have held against the other Party or any of its Affiliates, or any of their shareholders, directors, employees or representatives, arising out of or in connection with the Agreement (including any actual or alleged breach thereof by the other Party).

     29. This Amendment supersedes any previous or contemporaneous oral or written agreements regarding the subject matter set forth above. Except as expressly amended by this Amendment, the Agreement remains in full force and effect in accordance with its terms.

     IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above.

ACI                                         Drugstore.com:
---                                         --------------
Amazon.com Commerce Services, Inc.          drugstore.com, inc.


By: /s/ Mark Britto                         By: /s/ Bob Barton
    --------------------------------            --------------------------------
Title: SVP                                  Title: Chief Financial Officer
       -----------------------------               -----------------------------


Notice Address:                             Notice Address:

ACI                                         drugstore.com, inc.
1200 12th Avenue South, Suite 1200          13920 S.E. Eastgate Way, Suite 300
Seattle, WA 98144                           Bellevue, WA  98005
Facsimile:  206-266-7010                    Facsimile:  425.372.3808

                                   EXHIBIT D

     After June 11, 2001, ACI will provide the following promotions for the Amazon.com Health and Beauty Section:

1.  ACI Site Placements:

                          July-Sept.      Oct.-Dec.,      Jan.-Mar         Apr.-June
                          2001            2001            2002             2002
                          ----------      ----------      ----------       ---------
Above-the-fold "center     31 days         30 days         31 days          31 days
 bucket" placement on
 the Home Page of the
 Amazon.com Site

Above-the-fold "Featured   Highest         Highest         Highest          Highest
 Store" button on the      Rotation*       Rotation*       Rotation*        Rotation*
 Home Page of the
 Amazon.com Site

Other Placements on the    30 days         30 days         30 days          30 days
 Home Page of the
 Amazon.com Site (e.g.,
 "TPG" box or "O's")

     *Highest Rotation: Placements indicated to be "Highest Rotation" above will receive the highest rotation during the applicable calendar quarter of all ACI Product Sections that are rotated through the applicable placement slot during that quarter (i.e., excluding the ACI Product Sections that are permanently displayed in the applicable placement slot, which are "Books" and "Consumer Electronics" as of the Effective Date and ACI Product Sections that are automatically displayed in the applicable placement slot by ACI's personalization algorithms).

     Placements on the ACI Site will be spread out throughout the applicable Quarter in order to spread the impressions over historical high-traffic and low-traffic periods in a roughly proportionate fashion. In the event that ACI re-designs the appearance of the ACI Site such that the specific placements described above no longer exist, ACI will provide placements on the ACI Site for the Amazon.com Health and Beauty Section that are of comparable commercial value to the ones described above.

     2. E-Mail/In-Box Promotions. ACI will deliver e-mail and in-box promotions for the Amazon.com Health and Beauty Section to Amazon.com's customers in at least the following quantities during the following periods:

                July-Sept.      Oct.-Dec.,        Jan.-Mar.       Apr.-June
                2001            2001              2002            2002
                ----------      ----------        ---------       ---------
Emails           6,000,000               0        3,000,000       3,000,000
                ----------      ----------        ---------       ---------

In-ship          1,000,000       4,000,000        2,000,000       2,000,000
                ----------      ----------        ---------       ---------